INVESTMENT ADVISORY AGREEMENT


THIS AGREEMENT is made by and between AELTUS INVESTMENT
 MANAGEMENT, INC., a Connecticut corporation (the
"Adviser") and AETNA GET FUND, a Massachusetts business trust (the "Fund"), on behalf of its Series D (the
 "Series"), with respect to the following recital of facts:

R E C I T A L

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified, management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

WHEREAS, the Fund has established the Series; and

WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers
 Act of 1940 (the "Advisers Act"), and is in the business of acting as an investment adviser; and

WHEREAS, the Fund, on behalf of the Series, and the Adviser desire to enter into an agreement to provide for investment advisory and management services for the Series on the terms and conditions hereinafter set forth;

NOW THEREFORE, the parties agree as follows:


I.	APPOINTMENT AND OBLIGATIONS OF THE ADVISER

Subject to the terms and conditions of this Agreement and the policies and control of the Fund's Board of Trustees (the "Board"), the Fund, on behalf of the Series, hereby appoints the Adviser to serve as the investment adviser to the Series, to provide the investment advisory services set forth below in Section II. The Adviser agrees that, except as required to carry out its duties under this Agreement or as otherwise expressly authorized, it is acting as an independent contractor and not as an agent of t to act for or represent the Series in any way.


II.	DUTIES OF THE ADVISER

In carrying out the terms of this Agreement, the Adviser shall do the following:

	1.	supervise all aspects of the
 operations of the Series;

	2.	select the securities to be purchased,
 sold or exchanged by the Series or otherwise represented in the Series' investment portfolio, place trades for all such securities and regularly report thereon to the Board;

	3.	formulate and implement continuing
 programs for the purchase and sale of
 securities and regularly report
 thereon to the Board;

	4.	obtain and evaluate pertinent information
 about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Series, securities held by or under consideration for the Series, or the issuers of those securities;

	5.	provide economic research and securities
 analyses as the Adviser considers necessary or advisable in connection with the Adviser's performance of its duties hereunder;

	6.	obtain the services of, contract with,
 and provide instructions to custodians and/or subcustodians of the Series' securities, transfer agents, dividend paying agents, pricing services and other service providers as are necessary to carry out the terms of this Agreement; and

	7.	take any other actions which appear to the
 Adviser and the Board necessary to carry into effect the purposes of this Agreement.


III.	REPRESENTATIONS AND WARRANTIES

	A.	Representations and Warranties of the Adviser

	Adviser hereby represents and warrants to the Fund as follows:

		1.	Due Incorporation and Organization.
 The Adviser is duly incorporated and is
 in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

		2.	Registration.  The Adviser is registered
 as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration in effect at all times during the term of this Agreement.

		3.	Best Efforts.  The Adviser at all times
 shall provide its best judgment and effort to the Series in carrying out its obligations hereunder.

	B.	Representations and Warranties of the
 Series and the Fund

	The Fund, on behalf of the Series, hereby represents and warrants to the Adviser as follows:

		1.	Due Incorporation and Organization.
 The Fund has been duly organized under the laws of the Commonwealth of Massachusetts and it is authorized to enter into this Agreement and carry out its obligations hereunder.

		2.	Registration.  The Fund is registered as
 an investment company with the Commission under the 1940 Act and shares of the Series are registered or qualified for offer and sale to the public under the Securities
 Act of 1933 and all applicable state
 securities laws.  Such registrations or
 qualifications will be kept in effect
 during the term of this Agreement.


IV.	DELEGATION OF RESPONSIBILITIES

	Subject to the approval of the Board and the shareholders of the Series, the Adviser may enter into a Subadvisory
 Agreement to engage a subadviser to
 the Adviser with respect to the Series.


V.	BROKER-DEALER RELATIONSHIPS

	A.	Series Trades

	The Adviser shall place all orders for
 the purchase and sale of portfolio
 securities for the Series with brokers
or dealers selected by the Adviser, which may include brokers or dealers affiliated with the Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received.

	B.	Selection of Broker-Dealers

	In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Adviser and/or the other accounts over which the Adviser or its affiliates exercise investment discretion. The
 Adviser may also select brokers or
 dealers to effect transactions for the
 Series that provide payment for expenses of the Series. The Adviser is aut er who provides such brokerage or research services or expenses, and that has provided assistance in the distribution of shares of the Series to the extent permitted by law, a commission for executing a portfolio transaction for the Series that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services pro and is paid in compliance with Section
 28(e).  This determination may be
 viewed in terms of either that particular transaction or the overall responsibilities that the Adviser and its affiliates have with respect to accounts over which they exercise investment discretion.
  The Board shall periodically
 review the commissions paid by
 the Series to determine if the
 commissions paid over representative
 periods of time were reasonable in
 relation to the benefits received.


VI.	CONTROL BY THE BOARD

Any investment program undertaken
 by the Adviser pursuant to this
 Agreement, as well as any other
 activities undertaken by the
 Adviser on behalf of the Series
 pursuant thereto, shall at all
 times be subject to any directives
 of the Board.


VII.	COMPLIANCE WITH APPLICABLE
 REQUIREMENTS

In carrying out its obligations
 under this Agreement, the Adviser
 shall at all times conform to:

	1.	all applicable provisions of the 1940 Act;

	2.	the provisions of the current
 Registration Statement of the Fund;

	3.	the provisions of the Fund's
 Declaration of Trust, as amended;

	4.	the provisions of the Bylaws
 of the Fund, as amended; and

	5.	any other applicable
 provisions of state and federal law.


VIII.	COMPENSATION

For the services to be rendered, the
 facilities furnished and the
 expenses assumed by the Adviser, the
 Fund, on behalf of the Series, shall
 pay to the Adviser an annual fee,
 payable monthly, equal to 0.25% of
 the average daily net assets of
 the Series during the offering
 period and equal to 0.60% of the
 average daily net assets o
f the Series during the guaranteed
 period.  Except as hereinafter set
 forth, compensation under this
 Agreement shall be calculated and
 accrued daily at the rate of
 1/365 of 0.25% of
ries during the offering period
 and at the rate of 1/365 of 0.60%
 of the daily net assets of the
 Series during the guaranteed period.
  If this Agreement becomes effective
 subsequent to the first day of a
 month or terminates before the
 last day of a month, compensation
 for that part of the month this
 Agreement is in effect shall be
 prorated in a manner consistent
 with the calculation of the fees
 set forth above.   Subject to the
 provisions of Section X hereof,
 payment of the Adviser's compensation
 for the pr
promptly as possible.


IX.	EXPENSES

The expenses in connection with the
 management of the Series shall
 be allocated between the Series
 and the Adviser as follows:


	A.	Expenses of the Adviser

	The Adviser shall pay:

		1.	the salaries, employment
 benefits and other related costs
 and expenses of those of its
 personnel engaged in providing
 investment advice to the Series,
 including without limitation,
 office space, office equipment,
 telephone and postage costs; and

		2.	all fees and expenses of all
 trustees, officers and employees,
 if any, of the Fund who are
 employees of the Adviser, including
 any salaries and employment
 benefits payable to those persons.

	B.	Expenses of the Series

	The Series shall pay:

		1.	investment advisory fees pursuant
 to this Agreement;

		2.	brokers' commissions, issue and
 transfer taxes or other transaction
 fees payable in connection with any
 transactions in the securities in
 the Series' investment portfolio or
 other investment transactions incurred
 in managing the Series' assets,
 including portions of commissions that
 may be paid to reflect brokerage
 research services provided to the Adviser;

		3.	fees and expenses of the Series'
 independent accountants and legal counsel and the independent trustees' legal counsel;

		4.	fees and expenses of any administrator,
 transfer agent, custodian, dividend,
 accounting, pricing or disbursing agent
 of the Series;

		5.	interest and taxes;

		6.	fees and expenses of any membership
 in the Investment Company Institute or
 any similar organization in which the
 Board deems it advisable for the Fund
 to maintain membership;

		7.	insurance premiums on property or
 personnel (including officers and trustees) of the Fund;

		8.	all fees and expenses of the trustees,
 who are not "interested persons"
 (as defined in the 1940 Act) of the Fund or the Adviser;

		9.	expenses of preparing, printing and
 distributing proxies, proxy statements,
 prospectuses and reports to shareholders of the Series, except for those expenses paid by third parties in connection with the distribution of Series shares and all costs and expenses of shareholders' meetings;

		10.	all expenses incident to the payment
 of any dividend, distribution, withdrawal or redemption, whether in shares of the Series or in cash;

		11.	costs and expenses (other than those
 detailed in paragraph 9 above) of
 promoting the sale of shares in the Series, including preparing prospectuses and reports to shareholders of the Series, provided, nothing in this Agreement shall prevent the charging of such costs to third parties involved in the distribution and sale of Series shares;

		12.	fees payable by the Series to the
 Commission or to any state securities
 regulator or other regulatory authority
 for the registration of shares of the
 Series in any state or territory of the
 United States or of the District of Columbia;

		13.	all costs attributable to investor
 services, administering shareholder accounts and handling shareholder relations, (including, without limitation, telephone and personnel expenses), which costs may also be charged to third parties by the Adviser; and

		14.	any other ordinary, routine expenses
 incurred in the management of the Series' assets, and any nonrecurring or extraordinary expenses, including organizational expenses, litigation affecting the Series and any indemnification by the Fund of its officers, trustees or agents.


X.	ADDITIONAL SERVICES

Upon the request of the Board, the Adviser may perform certain accounting, shareholder servicing or other administrative services on behalf of the Series that are not required by this Agreement. Such services will be performed on behalf of the Series and the Adviser may receive from the Series such reimbursement for costs or reasonable compensation for such services as may be agreed upon between the Adviser and the Board on a finding by the Board that the provision of such services by the Adviser is in the nd its shareholders.  Payment or
 assumption by the Adviser of any
 Series expense that the Adviser is not
 otherwise required to pay or assume
 under this Agreement shall not relieve
 the Adviser of any of its obligations
 to the Series nor obligate the Adviser
 to pay or assume any similar Series
 expense on any subsequent occasions.
  Such services may include, but are
 not limited to, (a) the services of
 a principal financial officer of the
 Fund (including applicable office space, facilities and equipment) whose ining the financial accounts and books
 and records of the Fund and the Series
 and the services (including applicable
 office space, facilities and equipment)
 of any of the personnel operating under
 the direction of such principal
 financial officer; (b) the services
 of staff to respond to shareholder
 inquiries concerning the status of their accounts, providing assistance to shareholders in exchanges among the investment companies managed or advised by the Adviser, changing account designations or changing add se or redemption of shares; or otherwise providing services to shareholders of the Series; and (c) such other administrative services as may be furnished from time to time by the Adviser to the Fund or the Series at the request of the Board.


XI.	NONEXCLUSIVITY

The services of the Adviser to the Series are not to be deemed to be exclusive, and the Adviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired thereby. It is understood and agreed that officers and directors of the Adviser may serve as officers or trustees of the Fund, and that officers or trustees of the Fund may serve as officers or directors of tted by law; and that the officers
and directors of the Adviser are not
 prohibited from engaging in any other
 business activity or from rendering
services to any other person,
 or from serving as partners,
 officers, directors or trustees
 of any other firm or trust,
 including other investment companies.


XII.	TERM

This Agreement shall become effective
 on October 14, 1998, and shall remain
 in force and effect through December 31, 1999, unless earlier terminated under the provisions of Article XIV.


XIII.	RENEWAL

Following the expiration of its initial
 term, the Agreement shall continue in
 force and effect from year to year,
 provided that such continuance is
 specifically approved at least annually:

	1. 	a.	by the Board, or

		b.	by the vote of a majority of the
 Series' outstanding voting securities
 (as defined in Section 2(a)(42) of
 the 1940 Act), and

	2.	by the affirmative vote of a
 majority of the trustees who are
 not parties to this Agreement or
 interested persons of a party to
 this Agreement (other than as a
 trustee of the Fund), by votes
 cast in person at a meeting
 specifically called
 for such purpose.


XIV.	TERMINATION

This Agreement may be terminated at
 any time, without the payment of
 any penalty, by vote of the Board
 or by vote of a majority of the
 Series' outstanding voting
 securities (as defined in Section
 2(a)(42) of the 1940 Act), or by
 the Adviser, on sixty (60) days'
 written notice to the other party.
  The notice provided for herein
 may be waived by the party
 required to be notified.
  This Agreement shall automatically
 terminate in the event of its
 "assignment" (as defined in
 Section 2(a)(4) of the 1940 Act).


XV.	LIABILITY

The Adviser shall be liable to the
 Fund and shall indemnify the Fund
 for any losses incurred by the Fund,
 whether in the purchase, holding or
 sale of any security or otherwise,
 to the extent that such losses
 resulted from an act or omission on
 the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser her


XVI.	NOTICES

Any notices under this Agreement shall
 be in writing, addressed and delivered,
 mailed postage paid, or sent by other
 delivery service, or by facsimile
 transmission to each party at such
 address as each party may designate
 for the receipt of notice.  Until
 further notice, such addresses
 shall be:

	if to the Fund, on behalf of the Series:

	242 Trumbull Street
	Hartford, Connecticut  06103-1205
	Fax number 860/275-2158
	Attention:  President

	if to the Adviser:

	242 Trumbull Street
	Hartford, Connecticut  06103-1205
	Fax number 860/275-4440
	Attention:  President or Chief
 Compliance Officer

XVII.  QUESTIONS OF INTERPRETATION

This Agreement shall be governed by the
 laws of the State of Connecticut.  Any
 question of interpretation of any term
or provision of this Agreement having a
 counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules or orders of the Commission issued pursuant to the 1940 Act, nterpretive positions taken by the Commission staff. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule or order.



XVIII.  SERVICE MARK

The service mark of the Fund and the
 Series and the name "Aetna" have been
 adopted by the Fund with the permission
 of Aetna Services, Inc. (formerly known
 as Aetna Life and Casualty Company) and
 their continued use is subject to the
 right of Aetna Services, Inc. to withdraw this permission in the event the Adviser or another affiliated corporation of Aetna
 Services, Inc. should not be the
 investment adviser of the Series.


IN WITNESS WHEREOF, the parties hereto
 have caused this Agreement to be executed in duplicate by their respective officers on the 9th day of October, 1998.


	Aeltus Investment Management, Inc.

Attest : /s/Katherine Cheng		By: /s/John Y. Kim
Name: Katherine Cheng		Name: John Y. Kim
Title: Assistant Secretary		Title: President



		Aetna GET Fund,
		on behalf of its Series D



Attest: /s/Daniel E. Burton		By: /s/J. Scott Fox
Name: Daniel E. Burton		Name: J. Scott Fox
Title: Assistant Secretary			Title: President

- 10 -

Kxc618.doc